BancFirst Corporation Reports First Quarter Earnings

OKLAHOMA CITY, April 16, 2013 /PRNewswire/ -- BancFirst Corporation (NASDAQ GS:BANF) reported net income of $13.4 million, or $0.86 diluted earnings per share, for the first quarter of 2013 compared to net income of $14.0 million, or $0.91 diluted earnings per share, for the first quarter of 2012. Included in the 2012 quarter's net income was a $4.5 million securities gain that was partially offset by merger related expenses and other non-operating costs totaling $2.5 million. Excluding these items, the Company's net income for the first quarter of 2012 would have been approximately $12.7 million.

The Company's net interest income for the first quarter of 2013 was $40.3 million compared to $40.8 million for the first quarter of 2012. The net interest margin for the quarter was 3.08% compared to 3.18% a year ago, as interest rates have remained at historically low levels. The loan loss provision for the first quarter of 2013 was $300,000, compared to $173,000 a year ago. Net charge-offs for the quarter were only 0.01% of average loans, which was the same as for the first quarter of 2012. Noninterest income for the quarter totaled $22.5 million, compared to $23.4 million last year. Noninterest expense for the quarter totaled $41.9 million compared to $42.0 million last year.

At March 31, 2013, the Company's total assets were $5.8 billion, down $248.3 million, or 4.1%, from $6.0 billion at December 31, 2012. Loans totaled $3.2 billion, down $22.5 million from December 31, 2012. Deposits totaled $5.2 billion, down $266.3 million due to a temporary influx of deposits at year end 2012. The Company's total stockholders' equity was $527.7 million, an increase of $8.1 million, or 1.6%, over December 31, 2012.

Asset quality remained strong and was little changed from the previous quarters. Nonperforming and restructured assets were 0.84% of total assets compared to 0.81% at December 31, 2012. The allowance to total loans was 1.20% compared to 1.19% at year end 2012.

BancFirst Corporation is an Oklahoma based financial services holding company. The Company's principal subsidiary bank, BancFirst, is Oklahoma's largest state-chartered bank with 93 banking locations serving 51 communities across Oklahoma. More information can be found at www.bancfirst.com.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management's current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

BancFirst Corporation Summary Financial Information (Dollars in thousands, except per share and share data - Unaudited)

	2013	2012	2012	2012	2012
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Condensed Income Statements:
Net interest income	$ 40,256	$ 42,297	$ 40,832	$ 40,869	$ 40,817
Provision for loan losses	300	2,446	233	248	173
Non-interest income:
Trust revenue	1,906	1,858	1,927	1,823	1,707
Service charges on deposits	12,336	13,419	11,896	11,031	10,607
Securities transactions	122	272	385	226	4,032
Income from sales of loans	688	698	737	766	572
Insurance commissions	4,045	3,169	3,661	2,803	2,993
Cash management	1,423	1,092	1,971	2,041	1,939
Other	2,015	1,292	1,539	1,674	1,587
Total noninterest income	22,535	21,800	22,116	20,364	23,437

Non-interest expense:
Salaries and employee benefits	25,209	25,264	24,641	24,830	24,800
Occupancy and fixed assets expense, net	2,580	2,776	2,877	2,477	2,446
Depreciation	2,308	2,403	2,253	2,226	2,131
Amortization of intangible assets	443	456	457	457	457
Data processing services	1,185	1,173	1,208	1,158	1,283
Net expense from other real estate owned	122	178	200	922	247
Marketing and business promotion	1,507	1,995	1,998	1,679	1,655
Deposit insurance	743	761	745	724	719
Other	7,847	8,357	8,086	8,090	8,299
Total noninterest expense	41,944	43,363	42,465	42,563	42,037
Income before income taxes	20,547	18,288	20,250	18,422	22,044
Income tax expense	7,175	5,982	6,390	6,693	8,039
Net income	13,372	12,306	13,860	11,729	14,005
Per Common Share Data:
Net income-basic	0.88	0.81	0.91	0.77	0.93
Net income-diluted	0.86	0.79	0.90	0.76	0.91
Cash dividends declared	0.29	0.29	0.29	0.27	0.27
Common shares outstanding	15,228,277	15,242,308	15,200,468	15,153,991	15,145,280
Average common shares outstanding -
Basic	15,238,701	15,224,346	15,174,755	15,155,525	15,129,868
Diluted	15,482,517	15,482,222	15,447,395	15,426,796	15,410,773
Performance Ratios:
Return on average assets	0.94%	0.83%	0.96%	0.83%	1.00%
Return on average equity	10.31	9.47	10.86	9.46	11.45
Net interest margin	3.08	3.11	3.06	3.14	3.18
Efficiency ratio	66.80	67.65	67.46	69.51	65.42

BancFirst Corporation Summary Financial Information (Dollars in thousands, except per share data - Unaudited)

	2013	2012	2012	2012	2012
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Balance Sheet Data:

Total assets	$ 5,773,926	$ 6,022,250	$ 5,836,751	$ 5,671,711	$ 5,737,994
Total loans	3,219,967	3,242,427	3,116,096	3,065,439	3,049,376
Allowance for loan losses	(38,664)	(38,725)	(37,258)	(37,436)	(37,633)
Securities	565,490	562,542	540,475	575,034	573,801
Deposits	5,174,512	5,440,830	5,253,505	5,099,648	5,152,856
Stockholders' equity	527,707	519,567	510,387	499,561	491,957
Book value per common share	34.65	34.09	33.58	32.97	32.48
Tangible book value per common share	30.97	30.37	29.82	29.16	28.64
Balance Sheet Ratios:
Average loans to deposits	62.27%	60.71%	59.99%	60.35%	59.99%
Average earning assets to total assets	92.79	92.95	92.85	92.60	92.51
Average stockholders' equity to average assets	9.14	8.81	8.83	8.77	8.73
Asset Quality Data:
Past due loans	$ 542	$ 539	$ 731	$ 1,403	$ 1,150
Nonaccrual loans	20,933	20,549	22,101	20,702	20,721
Restructured loans	17,792	17,866	17,784	18,089	18,483
Total nonperforming and restructured loans	39,267	38,954	40,616	40,194	40,354
Other real estate owned and repossessed assets	9,424	9,567	9,796	10,223	12,408
Total nonperforming and restructured assets	48,691	48,521	50,412	50,417	52,762
Nonperforming and restructured loans to total loans	1.22%	1.20%	1.30%	1.31%	1.32%
Nonperforming and restructured assets to total assets	0.84	0.81	0.86	0.89	0.92
Allowance to total loans	1.20	1.19	1.20	1.22	1.23
Allowance to nonperforming and restructured loans	98.47	99.41	91.73	93.14	93.26
Net charge-offs to average loans	0.01	0.03	0.01	0.02	0.01

BancFirst Corporation Consolidated Average Balance Sheets And Interest Margin Analysis Taxable Equivalent Basis (Dollars in thousands - Unaudited)

	Three Months Ended
	March 31, 2013
	Average	Income/	Yield/
	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$ 3,219,496	$ 41,255	5.20%
Securities – taxable	524,384	1,353	1.05
Securities – tax exempt	45,006	532	4.80
Interest bearing deposits with banks	1,551,233	977	0.26
Total earning assets	5,340,119	44,117	3.35

Nonearning assets:
Cash and due from banks	144,940
Interest receivable and other assets	308,532
Allowance for loan losses	(38,646)
Total nonearning assets	414,826
Total assets	$ 5,754,945

LIABILITIES AND
STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Transaction deposits	$ 675,854	$ 167	0.10%
Savings deposits	1,780,675	1,080	0.25
Time deposits	826,131	1,793	0.88
Short-term borrowings	4,770	2	0.14
Long-term borrowings	8,569	62	2.91
Junior subordinated debentures	26,804	491	7.43
Total interest-bearing liabilities	3,322,803	3,595	0.44

Interest-free funds:
Noninterest bearing deposits	1,887,883
Interest payable and other liabilities	18,489
Stockholders' equity	525,770
Total interest free-funds	2,432,142
Total liabilities and stockholders' equity	$ 5,754,945
Net interest income		$ 40,522
Net interest spread			2.91%
Net interest margin			3.08%

CONTACT: Randy Foraker, Interim Chief Financial Officer (405) 270-1044 or David Rainbolt, Chief Executive Officer, BancFirst Corporation at (405) 270-1002